Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

ROYALE ENERGY FINALIZES MATRIX MERGER

SAN DIEGO, March 8, 2018 (GLOBAL NEWSWIRE) -- Royale Energy, Inc. (OTCQB: ROYL) and privately held Matrix Oil Management Corporation (“Matrix”) jointly announced today the closing and completion of the merger between Royale and Matrix.
The completion of this strategic transaction creates a high-growth California-focused operating company with an executive team experienced in raising accretive capital and acquiring, operating and developing successful oil and gas projects. The merger transaction was approved by the Matrix and Royale shareholders on November 16, 2017 and closed after the companies received the consent of Matrix’s lender, Arena Limited SPV, LLC (“Arena”).
Royale’s Chief Executive Officer, Jonathan Gregory, said, “We are extremely pleased to complete this combination of two outstanding companies. Matrix brings to Royale a highly skilled and experienced technical and operations team and a producing property set with substantial development upside. Our combined years of experience in the industry and our multiyear inventory of growth opportunities position us to achieve significant shareholder value.”
As of December 31, 2016, Matrix had proved reserves of 9.1 million barrels of oil equivalent (“BOE”) (84% oil) with a PV10 value of $58.8 million based on SEC pricing, according to an internal reserve report.
Highlights of Matrix:
* 9.1 million BOE of proved reserves with a PV-10 value of $58.8 million based on SEC pricing, as estimated by Matrix’s internal engineering staff as of December 31, 2016
* 10,036 net acres across 14 fields located primarily in California and West Texas
* Approximately 320 BOE per day of net production for the fourth quarter of 2017
* More than 75 proved undeveloped drilling locations across California and West Texas
* Core management team has more than 195 combined years of technical and operating experience

The merged company will be led by Jonathan Gregory, Chief Executive Officer, and Johnny Jordan, President and Chief Operations Officer. Don Hosmer will continue to lead Royale’s Direct Working Interest line of business.
The Company’s newly constituted board of directors consists of Harry Hosmer, Chairman, Jonathan Gregory, Ronald Verdier, Ron Buck, and new directors Johnny Jordan, Michael McCaskey, Jeff Kerns, and Rod Eson.
The Merger Transaction
In the merger, Royale was merged into a newly formed subsidiary of Royale Energy Holdings, Inc., a Delaware corporation (“New Royale”) and Matrix was merged into a second newly formed subsidiary of New Royale.  Additionally, in connection with the merger, all limited partnership interest of two limited partnership affiliates of Matrix (Matrix Permian Investments, LP, and Matrix Las Cienegas Limited Partnership), were exchanged for New Royale common stock using conversion ratios according to the relative values of each partnership.  All Class A limited partnership interests of another Matrix affiliate, Matrix Investments, LP (“Matrix Investments”) were exchanged for New Royale Common stock using conversion ratios according to the relative value of the Class A limited partnership interests, and $20,124,000 of Matrix Investments preferred limited partnership interests were converted into 2,012,400 shares of Series B Convertible Preferred Stock of New Royale.  Another Matrix affiliate, Matrix Oil Corporation, was acquired by New Royale by exchanging New Royale common stock for the outstanding common stock of Matrix Oil Corporation using a conversion ratio according to the relative value of the Matrix Oil Corporation common stock.

Each issued and outstanding share of Royale’s common stock was converted into one shares of common stock of New Royale.  In the merger, a number of New Royale shares were issued to the shareholders and interest holders of Matrix and its affiliates which was equal to the number of New Royale common shares issued to Royale shareholders, resulting in the delivery of 22.6 million shares of the New Royale common shares to Royale shareholders, 25.8 million shares of the New Royale common stock to a combination of the Matrix and Matrix Oil Corporation shareholders and Matrix Permian Investments, LP, Matrix Las Cienegas, LP and Matrix Investments partners (other than holders of Matrix Investments preferred limited partnership interests), and 2,012,400 shares of New Royale Series B Convertible Preferred Common Stock were issued to the holders of Matrix Investments preferred limited partnership interests.  At the conclusion of the transactions, approximately 48.4 million shares of New Royale common stock were issued and outstanding.

The New Royale Series B Convertible Preferred Stock will be paid dividends in the form of cash, or common shares at a rate of 3.5% per annum and bears a redemption value of $10.00 per share.

The merger and exchange transactions are being treated as tax free exchanges under Section 351 of the Internal Revenue Code.

Northland Capital Markets acted as financial advisor to Royale in the transaction, and legal counsel to Royale was Strasburger & Price, LLP.  Legal counsel to Matrix in the transaction was Porter & Hedges, LLP.

Sunny Frog Acquisition and New Financing
On November 28, 2017, Royale announced that it had entered into a definitive purchase and sale agreement with Sunny Frog Oil LLC (“Sunny Frog”) to acquire Sunny Frog’s 50% non-operated working interest in the Sansinena and East Los Angeles fields operated by Matrix for an aggregate purchase price of approximately $15.0 million. Sunny Frog will retain an overriding royalty interest in production of up to 300,000 barrels of oil from the leases.  The Sunny Frog Acquisition is premised upon obtaining financing for the $15.0 million purchase price. Royale has entered an agreement with Sunny Frog which extends the deadline for making the acquisition to March 30, 2018. Royale, as previously disclosed is pursuing financing arrangements with a private equity firm and a Texas based commercial bank that would fund the Sunny Frog Acquisition, refinance the Arena debt, and provide future working capital for the Company.
About Royale Energy, Inc.
Founded in 1986, Royale is an independent exploration and production company focused on the acquisition and development oil and natural gas. Royale’s primary operations are focused in the Los Angeles and Sacramento basins of California with non-operated and royalty interests West Texas and Alaska. Royale’s Direct Working Interest program typically sells fractional working interests to accredited investors in certain wells drilled by Royale.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Royale in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing; the possibility that the combined company may be unable to obtain an acceptable reserve-based credit facility; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. Royale’s annual report on Form 10-K for the year ended December 31, 2016, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Royale and Matrix undertake no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact:
Royale Energy, Inc.
Chanda Idano
Director of Marketing & PR
619-383-6600
chanda@royl.com
http://www.royl.com